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                                                                    EXHIBIT 10.7


                       CATELLUS DEVELOPMENT CORPORATION
                            1991 STOCK OPTION PLAN
                      (Restated to Incorporate Amendments
                          through February 11, 1998)


1.   PURPOSES

          The purposes of the Catellus Development Corporation 1991 Stock Option Plan (the "Plan") are (a) to provide incentives to those key employees of Catellus Development Corporation (the "Company") and its subsidiaries whose performance will contribute to the long-term success and growth of the Company,
(b) to strengthen the ability of the Company to attract and retain employees of high competence, (c) to increase the identity of interests of such employees with those of the Company's stockholders and (d) to help build loyalty to the Company through recognition and the opportunity for stock ownership. The Plan provides the committees designated below with the discretion to grant participants incentives relating to the Company's common stock utilizing incentive stock options or nonqualified stock options. These benefits may be granted to participants singly or in any combination which such committee deems appropriate.

2.   DEFINITIONS

          (a) "Exchange Act" means the Securities Exchange Act of 1934 as in effect from time to time.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

          (d) "Common Stock" means the common stock, par value $.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Section 12.

          (e) "Compensation and Benefits Committee" means the Compensation and Benefits Committee of the Board, whose members are appointed by the Board from time to time. Although the Compensation and Benefits Committee has the authority under the Plan to make grants of Stock Options to any Participant, it is anticipated that the Compensation and Benefits Committee will make grants of Options only to those Participants who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Code and the rules promulgated thereunder.

          (f) "Compensation Review Committee" means the Compensation Review Committee of the Board, whose members are appointed by the Board from time to time. All of the members of the Compensation Review Committee, which may not be less than two, are intended at all times to qualify as "outside directors" within the meaning of Section 162(m) of the Code, and as "non-employee directors" within the meaning of Rule 16b-3; provided, however, that the failure of a member of such committee to so qualify shall not be deemed to invalidate any Option granted by such committee. Although the Compensation Review Committee has the authority under the Plan to make grants of Options to any Participant, it is anticipated that the Compensation Review Committee will make grants of Options only to those Participants who are subject to Section 16 of the Exchange Act and/or Section 162(m) of the Code and the rules promulgated thereunder.

          (g) "Date of Grant" means the date specified by the Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee, as applicable, on which a grant of Options will become effective (which date will not be earlier than the date on which such committee takes action with respect thereto).
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          (h) "Fair Market Value" means the closing price of the relevant security for the applicable date as reported on the composite tape of New York Stock Exchange issues (or, if the security is not so listed, the principal national stock exchange on which the security is then listed or, if the security is not listed on any national stock exchange, such other reporting system as selected by the Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee, as applicable). The applicable committee will determine the Fair Market Value of any security that is not publicly traded using criteria as it determines, in such committee's discretion, to be appropriate for the valuation.

          (i) "Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Section 6.

          (j) "Participant" means a person who is selected by the Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee, as applicable, to receive Options under Section 6 of the Plan and who is at that time an officer or other key employee of the Company or any Subsidiary. Part-time employees (defined for purposes of the Plan as individuals regularly working fewer than 30 hours per week) and temporary employees of the Company or any Subsidiary are not eligible to participate in the Plan.

          (k) "Rule 16b-3" means Rule 16b-3 under Section 16 of the Exchange Act as such Rule is in effect from time to time.

          (l) "Special Committee" means a committee consisting of one or more members of the Board that is appointed by the Board from time to time. The member or members of the Special Committee need not qualify as "outside directors" within the meaning of Section 162(m) of the Code, or as "non-employee
directors" within the meaning of Rule 16b-3.   Although the Special Committee
has the authority under the Plan, within limits (if any) authorized by the Compensation and Benefits Committee, the Compensation Review Committee or the Board, to make grants of Options to any Participant, it is anticipated that the Special Committee will make grants of Options only to those Participants who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Code and the rules promulgated thereunder.

          (m) "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock issued by such corporation, partnership, joint venture or other entity.

3.   SHARES SUBJECT TO THE PLAN

          The maximum aggregate number of shares as to which options may at any time be granted under the Plan shall be 250,000 shares of Common Stock, subject to adjustment in accordance with Section 12. Such shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Company. If and to the extent options granted under the Plan terminate, expire or are canceled without having been exercised, the shares subject to such option shall again be available for purposes of the Plan.

4.   PLAN ADMINISTRATION

          (a) The Plan and all Options granted under the Plan will be administered by the Compensation and Benefits Committee, the Compensation Review Committee and the Special Committee. For purposes of any action taken by the Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee, whichever is applicable, a majority of the members will constitute a quorum, and the action of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the applicable committee.

          (b) The Compensation and Benefits Committee, the Compensation Review Committee and the Special Committee have the full authority and discretion to administer the Plan and to take any action that is

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necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of an Option. The interpretation and construction by the Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee, as applicable, of any such provision and any determination by the Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive; provided, that in the event the Compensation and Benefits Committee and the Compensation Review Committee disagree (or either or both disagree with the Special Committee) with respect to such interpretation, construction or determination, the Compensation Review Committee's determination will be final and conclusive. No member of the Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee will be liable for any such action or determination made in good faith.

          (c) Notwithstanding any provision of the Plan to the contrary, the Compensation Review Committee will have the exclusive authority and discretion to take any action required or permitted to be taken under the provisions of this Section, Section 12 and Section 13 with respect to Options granted under the Plan that are intended to comply with the requirements of Section 162(m) of the Code.

          (d) Each Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that a Committee may not delegate any discretionary authority to grant or amend an Option award or with respect to the timing, eligibility, pricing, amount or other material terms of Awards to executive officers subject to Section 16 of the Exchange Act. In making any determination or in taking or not taking any action under this Plan, each Committee may obtain and may rely upon the advice of experts, including professional advisors to the Company.

5.   ELIGIBILITY FOR PARTICIPATION

          Participants will be selected from time to time by the Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee. A director of the Company or any Subsidiary who is not also an eligible employee of the Company or a Subsidiary will not be eligible to participate in the Plan. Nothing contained in the Plan shall be construed to limit the right of the Company or any Subsidiary to grant options otherwise than under the Plan.

6.   GRANTING OF OPTIONS

          (a) The Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee may from time to time authorize grants to any Participant of Options upon such terms and conditions as such committee, as applicable, may determine in accordance with provisions set forth in this Section.

          (b) Each grant will specify the number of shares of Common Stock to which it pertains.

          (c) Each grant will specify the Option exercise price, which will not be less than 100% of the Fair Market Value per share on the Date of Grant.

          (d) Each grant will specify whether the Option exercise price will be payable (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Compensation and Benefits Committee, the Compensation Review Committee or Special Committee, as applicable, for less than six months) having an aggregate Fair Market Value per share at the date of exercise equal to the aggregate Option exercise price,
(iii) with the consent of the Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee, as applicable, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate Fair Market Value per share on the date of exercise

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equal to the aggregate Option exercise price, (iv) with the consent of the
Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee, as applicable, by promissory note, or other obligation for the future payment in money, acceptable to such committee, or (v) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. Any grant may provide for deferred payment of the Option exercise price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

          (e) Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

          (f) Each grant will specify the required period or periods (if any) of continuous service by the Participant with the Company or any Subsidiary and/or any other conditions to be satisfied before the Options or installments thereof will become exercisable, and any grant may provide, or may be amended to provide, for the earlier exercise of the Options in the event of a change in control of the Company (as defined in the stock option agreement evidencing such grant or in any agreement referred to in such stock option agreement) or in the event of any other similar transaction or event.

          (g) Options granted under the Plan may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

          (h) The Company will not be required to issue any fractional share of Common Stock pursuant to the Plan, and no cash will be issued in lieu of fractional shares.

7.   MAXIMUM TERM OF OPTIONS

          Unless the stock option agreement provides otherwise, Options granted hereunder shall be exercisable for a term of ten years from the Date of Grant.

8.   EXERCISE OF OPTIONS

          No Option may be exercised for a period of six months from the Date of Grant. Options will be exercised by a Participant giving written notice of such exercise to the Company. An Option will be exercisable during a Participant's lifetime only by the Participant, or, if the Participant has become disabled, by his legal representative.

9.   WITHHOLDING TAXES

          To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any benefit realized by an optionee under the Plan, or is requested by an optionee to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the realization of such benefit that the optionee make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld. In addition, if permitted by the Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee, an optionee may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the optionee on exercise of the Option.

10.  FORFEITURE OF BENEFITS

          (a) Notwithstanding any other provision of this Plan or any provision of a stock option agreement, any and all unexercised Options and all rights under the Plan of a Participant who received such Option grant (or his designated beneficiary or legal representatives) and the exercise thereof, will be forfeited if, prior to the time of such exercise, the Participant shall (i) be employed by a competitor of, or shall be engaged in

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any activity in competition with, the Company without the Company's consent,
(ii) divulge without the Company's consent any secret or confidential information belonging to the Company or any Subsidiary or (iii) engage in any other activities which would constitute grounds for termination "for cause" as defined in the Participant's stock option agreement, or in the absence of a definition in such agreement, as defined in this Section.

          (b) For purposes of the Plan, "for cause" means (i) the continued failure by the Participant to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from his incapacity due to physical or mental illness) or (ii) conduct by the Participant which is materially injurious to the Company or a Subsidiary, monetarily or otherwise, in either case as determined by the Company.

11.  NON-TRANSFERABILITY OF OPTIONS

          A Participant's rights and interests under this Plan (including the right to exercise unexercised Options) may not be assigned or transferred except, in the case of a Participant's death, to the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder.

12.  ADJUSTMENTS FOR CERTAIN EVENTS

          The Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee may make or provide for such adjustments in the maximum number of shares specified in Section 3, in the number of shares of Common Stock covered by outstanding Options granted hereunder, in the Option exercise price applicable to any such Options, and/or in the kind of shares covered thereby (including shares of another issuer), as such committee, as applicable, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. In the event the Compensation and Benefits Committee and the Compensation Review Committee disagree (or either or both disagree with the Special Committee) with respect to the foregoing adjustments, the Compensation Review Committee's determination will be final and conclusive. Any adjustment pursuant to this Section may provide for the elimination of any fractional share which might otherwise result from such adjustment.

13.  AMENDMENT AND TERMINATION

          (a) The Compensation and Benefits Committee, the Compensation Review Committee or the Board may from time to time terminate, modify or amend the Plan in any respect; provided, that, unless also approved or ratified by a vote of the holders of the outstanding shares of the capital stock of the Company entitled to a majority of the voting power of the Company, any such modification or amendment will not (subject, however, to the provisions of Section 12) (i) increase the maximum number of Common Shares for which Options may be granted under the Plan; (ii) reduce the Option price at which Options may be granted;
(iii) extend the period during which Options may be granted or exercised beyond the times originally prescribed; (iv) materially modify the requirements as to eligibility for participation in the Plan; or (v) materially increase the benefits accruing to Participants under the Plan. No such termination, modification or amendment (other than as expressly permitted by the terms of the stock option agreement or by Section 12) may adversely affect the rights of a Participant under an outstanding Option without such Participant's written consent.

          (b) The Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee may amend outstanding Options in a manner not inconsistent with the terms of the Plan, but no such amendment (other than as expressly permitted by the terms of the stock option agreement or by

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Section 12) may adversely affect the rights of a Participant under an outstanding Option without such Participant's written consent.

14.  RIGHTS OF A PARTICIPANT

          No Participant or other person will have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder will be construed as giving any Participant any right to be retained in the employment or service of the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate a Participant's employment or other service at any time.

15.  RIGHTS AS A STOCKHOLDER

          A Participant or a transferee of an Option will have no rights as a stockholder with respect to any share of Common Stock covered by his Option until he becomes the holder of record of such share, and, except for stock dividends as provided in Section 12 hereof, no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date on which he becomes the holder of record thereof.

16.  AGREEMENTS WITH PARTICIPANTS

          Each Option grant will be evidenced by a stock option agreement executed on behalf of the Company by an executive officer of the Company (other than the recipient), or his or her delegate, and delivered to the Participant, and containing such terms and provisions, consistent with the Plan, as the Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee, as applicable, may approve. By executing the stock option agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of any Committee, the Board or their delegates. Unless the stock option agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Company to the Participant under the agreement.

17.  REQUIREMENTS FOR ISSUANCE OF SHARES

          No shares of Common Stock will be issued or transferred hereunder unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Compensation and Benefits Committee, the Compensation Review Committee or the Special Committee. The applicable committee may condition any award or the issuance of Common Stock made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares as such committee deems necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

18.  MISCELLANEOUS

          (a) The Plan shall be effective as of March 1, 1991 and shall continue in effect thereafter until terminated or suspended by the Committee or the Board. The Plan was approved by stockholders prior to March 1, 1992. The Plan, as amended and restated, is effective as of December 10, 1997.

          (b) This Plan, Option agreements, and the grant, exercise, conversion, operation and vesting of Options, and the issuance and delivery of shares of Common Stock and/or other securities under this Plan, are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the

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Company, provide such evidence, assurance and representations to the Company as to compliance with any thereof) as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

          (c) This Plan, Option agreements and any related documents and matters shall be governed in accordance with the laws of the State of California, except as to matters of Federal law.

          (d) In case any provision in this Plan shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

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